Exhibit 99.1

News Release
For Immediate Release: July 11, 2013

H&R Block Takes Next Step in Bank Transaction

•	Agreement reached to sell assets and transfer liabilities of H&R Block Bank to Republic Bank and Trust Company

•	Agreement subject to regulatory approvals as well as final negotiation of agreements for Republic Bank to provide H&R Block-branded financial services products

•	Upon completion of the transaction, H&R Block Bank will cease to exist and its charter will be surrendered

•	Transaction expected to result in limited one-time charges to H&R Block in Fiscal 2014

KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB), the world's largest consumer tax services provider, today announced that H&R Block Bank has entered into a definitive purchase and assumption agreement with Republic Bank and Trust Company (“Republic”) to sell certain assets and transfer certain liabilities of H&R Block Bank to Republic. The agreement is subject to regulatory approvals as well as the negotiation of additional agreements under which Republic would act as the bank for H&R Block's core financial services products: Refund Transfers, Emerald Advance® lines of credit, and the Emerald Prepaid MasterCard®.

“We're pleased to take this important step in the process of exiting our bank and finding the right bank to continue offering our best-in-class financial services products,” stated Bill Cobb, H&R Block's president and chief executive officer. “We are committed to continuing our long-term strategy of providing tax and related financial solutions to our clients, and this agreement will help us accomplish our goals.”

Both H&R Block Bank and Republic are applying for required regulatory approvals. After obtaining regulatory approvals, and the fulfillment of closing conditions, H&R Block Bank will complete the transaction, merge with and into its parent, Block Financial, LLC, and surrender its bank charter.

“Our hope is to complete the transaction and have the financial services agreements with Republic in place in time to execute tax season 2014 with Republic,” stated Cobb. “If regulatory approval is not received in time to accomplish this, we have contingency plans in place to offer financial services products through H&R Block Bank for tax season 2014.”

The transaction and related costs are expected to result in one-time expenses to H&R Block of approximately $0.03 to $0.04 in fiscal year 2014 (based on current fully diluted shares outstanding), contingent on the timing of regulatory approval.

H&R Block expects the net financial impact of the service agreement with Republic to be dilutive by approximately $0.06 to $0.09 per share (based on current fully diluted shares outstanding), on an annual basis. Results will vary depending on the volumes of financial services products sold.

H&R Block announced in October 2012 that it was seeking strategic alternatives for H&R Block Bank that would result in H&R Block, Inc. no longer being regulated by the Federal Reserve Bank as a savings and loan holding company. This decision was prompted by proposed rules that would impose higher capital requirements on savings and loan holding companies such as H&R Block, Inc. The Federal Reserve proposed the rules in order to implement changes required by the Dodd-Frank Act.

“The proposed rules would require us to hold significant levels of additional capital, which does not properly align with our capital-light business model,” stated Greg Macfarlane, H&R Block's chief financial officer. “We believe it is in the best strategic interests of our company and our shareholders to cease being regulated as a savings and loan holding company and are taking the appropriate steps to do so.”

Goldman, Sachs & Co. and First Annapolis Consulting, Inc. acted as financial advisors to H&R Block for the transaction, and Stinson Morrison Hecker LLP and Morrison & Foerster LLP acted as H&R Block's legal counsel.

Additional information regarding the agreement with Republic, the transaction process, related contingencies, and the timing of the transaction is included in a Form 8-K filed today with the Securities and Exchange Commission. There can be no assurances regarding the ability to obtain all required regulatory and other approvals, the ability of the parties to negotiate and execute the additional required agreements as expected, or the terms and conditions of the additional agreements.

Conference Call
At 9:00 a.m. Eastern on July 12, 2013, the company will host a conference call for analysts, institutional investors, and shareholders to discuss the agreements and planned exit of H&R Block Bank. To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

U.S./Canada (877) 809-6980 or International (706) 758-0071
Conference ID: 15501731

The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.

A replay of the call will be available beginning at 11:30 a.m. Eastern on July 12, 2013, and continuing until August 12, 2013, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 15501731. The webcast will be available for replay July 13, 2013 at http://investors.hrblock.com.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world's largest consumer tax services provider. More than 625 million tax returns have been prepared worldwide by and through H&R Block since 1955. In fiscal 2013, H&R Block had annual revenues of $2.9 billion with 25.4 million tax returns prepared worldwide. Tax return preparation services are provided in company-owned and franchise retail tax offices by over 80,000 professional tax preparers and associates, and through H&R Block At Home™ digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Online Press Center.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management's plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. In addition, there can be no assurances regarding the ability to obtain all required regulatory and other approvals, the ability of the parties to negotiate and execute the additional required agreements as expected, or the terms and conditions of the additional agreements. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com